UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 11, 2020

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HDSN	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Regaining Compliance with Nasdaq Listing Rules

On August 11, 2020, Hudson Technologies, Inc. (the "Company") received a written notification from the Nasdaq Stock Market LLC ("Nasdaq") stating that the closing bid price of the Company's common stock has been at $1.00 per share or greater for ten consecutive business days. Accordingly, the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) and Nasdaq considers the matter now closed.

As previously disclosed, on August 1, 2019, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of the Company’s common stock for the prior 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of at least $1.00 per share, as set forth in the Rule. The Company was provided a period of 180 calendar days, or until January 28, 2020, in which to regain compliance with the minimum bid price requirement. Also, as previously disclosed, on January 30, 2020, the Company received notice from Nasdaq indicating that, while the Company has not regained compliance with the minimum bid price requirement, the staff of Nasdaq has determined that the Company was eligible for an additional 180-day period, or until July 27, 2020, to regain compliance. Such 180-day period was subsequently extended by Nasdaq from an end date of July 27, 2020 to October 12, 2020.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Name of Exhibit

99.1	Press Release dated August 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2020

HUDSON TECHNOLOGIES, INC.

By: /s/ Nat Krishnamurti_______
Name: Nat Krishnamurti
Title: Chief Financial Officer & Secretary